Exhibit 10.20

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

This document is an English translation of a document prepared in German. In preparing this document, an attempt has been made to translate as literally as possible without jeopardizing the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the German text will govern by law.

In this translation, German legal concepts are expressed in English terms and not in their original German terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

SUBLEASE AGREEMENT

The following sublease agreement is entered into

between:

University Medical Centre of the Johannes Gutenberg University of Mainz,

55131 Mainz, Langenbeckstraße 1,

represented by

the chairman of the executive board and the Medical Director, [***],

the Scientific Director, [***], as well as

the Commercial Director [***]

(hereafter referred to “Unimedizin”)

and

BioNTech AG

55131 Mainz, Hölderlinstraße 8

represented by

the director

[***] (German business degree)

(hereafter referred to the subtenant).

Preamble

SANIPharma GmbH has acquired the plot “An der Goldgrube”, 55131 Mainz (GFZ barracks facility; district Mainz, plot 21, no. 450/5) and intends to erect a building with laboratory and office areas on this land by the 4th quarter of 2013. Unimedizin intends to lease the building to ensure future space requirements are met and to transfer the same to third parties, such as Ganymed Pharmaceuticals AG and BioNTech AG, by way of subletting the use of part areas.

The contract partners agree that the subtenant will take over the lease areas described in more detail below for commercial purposes to carry out research, development and the marketing of products and services within the biotechnological / medical sector in line with this agreement. The contract partners have individually negotiated all regulations of the sublease agreement in detail. The following regulations summarise the verbal agreements made in writing.

In principle, the property shall be managed by SANIPharma for the term of this agreement unless a third party becomes the subtenant of the building in question in place of Ganymed Pharmaceuticals AG. Details regarding this are regulated in Section 6 no. 4 of the sublease agreement.

Section 1

Leased object

Lease areas:

The probable extent of the leased areas of this agreement and the number of parking spaces for the contractual leased object are:

1.

Office areas	approx. 1,012 m2

Laboratory areas	approx. 2,632 m2

Archive and storage areas	approx. 365 m2

Animal accommodation areas	approx. 331 m2

Conference rooms	approx. 68 m2

Shared rental areas	approx. 339 m2

Parking spaces	approx. 50 spaces

The useable area (Appendix 1) has been calculated on the basis of the current plan status in line with planning approval as well as the guideline for calculating the lease area of commercial facilities (MF-G gif e.V.), status 01.11.2004 (Appendix 2, calculation and guideline). The parties agree that the object will be measured in a way that is binding for both sides as soon as the building status allows this. Once these measurements are available the final useable areas will be recorded in an addendum and added as a tabular list of the lease areas. Should the area change from the one listed under Section 1 no. 1 the rent according to Section 6 no. 1 will change accordingly.

2.	The leased object is clear from the plans enclosed with this lease agreement as Appendices 3, 5 and 6.

3.

The fit-out standard is laid down in the building specification enclosed as Appendix 4. Should special requests by the subtenant necessitate changes to the fixed fit-out standard, the parties will confirm these together with SANIPharma GmbH in an addendum to the main lease agreement or the sublease agreement by mutual consent. Any additional costs incurred due to this will be borne by the subtenant in the form of a construction cost surcharge. The owner, namely SANIPharma GmbH, assures the future building status of the rental premises in line with the building specification (Appendix 4) under the conditions of the planned building quality.

Changes to this functional building specification (Appendix 4) by the owner, namely SANIPharma GmbH, are admissible as long as material of the same quality and grade is used and the justified interests of the subtenant are adequately taken into consideration.

4.

With regard to the technical laboratory equipment (cost groups 300 and 400) the facilities serve as a reference object for Ganymed Pharmaceuticals GmbH, Freilingrathstraße 12 in Mainz. Permanently fitted office furniture (cost group 600) will be installed on the basis of the plans (Appendix 3). Moveable laboratory objects and laboratory furniture will not be part of the lease agreement. The subtenant itself will acquire these objects. Changes with regard to technology and/or laboratory furniture made by SANIPharma GmbH in the building plans will be recorded in the final plans and added to the property management contract between SANIPharma GmbH and the subtenant as an addendum.

5.

With regard to the equipment and building services to be supplied only the building specification enclosed as Appendix 4 applies. Illustrations that deviate from the same, for example in the planning documentation of the architects or the building contractor, are not binding for Unimedizin. The subtenant will not be able to make claims from this.

The leased object will be completed and handed over as a turn-key project in line with accepted technical rules, bearing in mind all currently valid public law provisions and official stipulations. Regulations already agreed and published that will however come into force only within six months from approval application must also be taken into consideration, as these may lead to subsequent object-related stipulations. If higher requirements are defined in the building specification these are considered to be owed.

Deviations from the documents enclosed as Appendices 3 and 4 due to building law or technical requirements or official stipulations are admissible as long as the contractual serviceability of the leased object is not substantially affected and the justified interests of the subtenant are adequately taken into consideration.

Possible deviations must be notified to the subtenant within at least 28 days from Unimedizin becoming aware of the same.

Section 2

Leasing purpose

1.	The subtenant intends to use the leased areas for operating a laboratory (S1, S2 and animal laboratory) as well as an office area.

2.	Any change to the type of business operated at the lease facility, the use or the profession carried out there, requires the prior written approval of Unimedizin.

3.

The subtenant is solely responsible for obtaining and maintaining other official non-object related approvals that may be required for the business operation of the subtenant at its own cost and its risk. If approvals required for the business operation within the meaning of Section 2 no. 1 are granted only under specific stipulations the subtenant is obliged to comply with the same at its own cost. In the case of a final refusal of the initial operating approval the subtenant will have the right to withdraw from this agreement according to sections 346 et seq. BGB if the refusal is based on a non-compliance with building and/or technical requirements.

The subtenant will comply with official instructions and stipulations relating to the use of the leased object passed following handover within the meaning of Section 3 at its own cost. If such instructions or stipulations are object (building) related or will necessitate object related measures the subtenant will implement these in agreement with Unimedizin. Should such object related stipulations or measures require investments of more than one total annual net rent p.a. the parties will endeavour to agree a regulation concerning the covering of additional costs.

The issue of official instructions, stipulations or other provisions will not grant the subtenant a withdrawal, termination or performance refusal right as long as operating approval still exists and the reason for this is not the fault of Unimedizin. The same applies for impairments of the commercial use of the leased object due to external circumstances such as traffic diversions, excavations, road closures, noise, odour and dust nuisance etc.

Section 3

Handover of the leased object

1.	The subtenant will inform Unimedizin in good time prior to handover of the leased object, who will implement this for the subtenant.

2.

A protocol documenting the handover will be generated and signed by both contract partners. Defects found will be included in the protocol. If the leased object contains defects the obligation of Unimedizin will initially be limited to rectifying the same. Should this fail or is not likely to be successful, a claim to rent reduction and/or compensation or withdrawal will exist in line with statutory provisions. If the contractual parties cannot agree, any rectifications may have to be implemented following a corresponding expert report.

3.

As construction progresses, SANIPharma GmbH will carry out a so-called technical inspection - possibly also for spatially or technically separate part areas - prior to handover to the subtenant together with individual companies participating in the construction. SANIPharma GmbH undertakes to inform the subtenant of the date of the technical inspection three weeks prior to the same.

4.	Following timely notification of the date, the subtenant shall attend and cooperate in the technical inspection.

5.

If recognisable defects or the non-contractual condition of the leased object are not claimed in the handover protocol, defects will be considered not to exist and the leased object as contractually compliant in this regard. Hidden defects are excluded from this. SANIPharma GmbH will send the subtenant protocols of the building planning meetings.

Section 4

Lease period and termination

1.	The lease relationship begins upon handover, provisionally during the 4th quarter of 2013.

2.

If the leased object cannot be handed over on the date listed under point 1 - irrespective of the reason - the handover date and the start of the lease relationship will be postponed accordingly for up to nine months. There will be no possibility for the subtenant to withdraw in this case. Reference is made to the right of termination without notice (Section 5 para. 2).

3.

The sublease relationship is limited to a period of ten years. The parties will set a start and end date of the fixed term in an addendum to the sublease agreement immediately after handover according to Section 3. The subtenant will have the option to extend the lease agreement three times by a further 5 years. Exercise of the option must be declared in writing at least 18 months prior to expiry of the (possibly extended) lease agreement in writing in each case. The receipt of the declaration by the landlord is crucial for compliance with this deadline.

If Ganymed Pharmaceuticals AG vacates the leased object in the future, the remaining subtenant will be granted preferential lease rights to also lease the facilities of Ganymed Pharmaceuticals AG about to become vacant under the conditions of this sublease agreement for a period yet to be agreed by the parties. Exercising the preferential lease right must then be declared by the subtenant within four weeks from service of the request to Unimedizin in writing. Following expiry of the deadline without a written declaration exercising the preferential lease right, the said preferential lease right will lapse.

The subtenant further has no preferential lease right for the period that exceeds the 25-year term of the main lease agreement of Unimedizin or an earlier end of the main lease agreement of Unimedizin.

Should the tax authorities revise the economic tax allocation of the leased object such that the subtenant is deemed to be the economic owner, the contractual parties and SANIPharma shall negotiate a regulation that will not lead to disadvantages or advantages for the contractual parties.

4.	If the subtenant continues to use the leased object once the lease period has expired the lease relationship will be considered to have been extended. Section 545 BGB will therefore not apply.

5.

Splits, mergers or conversions under company law by the subtenant will not lead to an end of the lease agreement and will not grant special termination rights. The subtenant will inform Unimedizin of the legal entity who is the successor on the side of the subtenant. The liquidity of the subtenant may not be negatively affected by this.

Section 5

Extraordinary termination

1.

The right to an extraordinary termination without notice shall be based on the statutory provisions and this must be declared in writing unless agreed otherwise below. Unimedizin may terminate the sublease relationship with immediate effect and without complying with a notice period,

a)

if the subtenant is in default with payment of the rent for two consecutive rent payment dates or with payment of a not insubstantial part of the rent, or has defaulted on payment of the rent for an amount that totals the rent for two months during a period that extends over more than two payment dates;

b)	if the subtenant continues using the leased object contrary to the agreement irrespective of a written reminder by Unimedizin, in particular sub-lets the same without approval;

c)

if the subtenant violates its obligations to such an extent that Unimedizin cannot be expected to continue the sublease relationship, in particular continues to make late payments (of total or part amounts) despite written reminders by Unimedizin;

d)	for another important reason.

2.

If the leased object is not ready for occupation, or not on the agreed date, and is not ready for occupation within the extended completion period listed under Section 4 paragraph 2 above, or if the leased object is found to have defects that will void its suitability for the contractually agreed occupation, the subtenant has the right to set Unimedizin a suitable deadline that does not need to be longer than three months, and to terminate without notice upon expiry of this deadline.

Excluded from this are: force majeure, strike, insolvency of the builder(s); in these cases the contractual parties will agree a suitable further deadline.

Compensation claims are excluded unless Unimedizin has acted with intent or gross negligence or if they relate to injuries to life, body or health.

Section 6

Rent and security deposit

The total rent amount for the building including installations and parking spaces will be set according to Section 1 para. 1 and in line with the respective usage areas at the following prices per m2 and per month, plus VAT at the respective statutory rate.

1.	The monthly rent at the time of completing the agreement is therefore:

Utilisation units	Price/ m2	Area in m2	Price per utilisation area
Office areas	€12.50	1,012	€12,650.00
Laboratory areas	€24.00	2,632	€63,168.00
Archive and storage areas	€12.50	365	€4,562.50
Animal accommodation areas	€52.00	331	€17,212.00
Conference rooms	€12.50	68	€850.00
Shared rental areas or traffic areas	€12.50	339	€4,237.50
Parking spaces	€30.00	50 spaces	€1,500.00
Sub-total			€104,180.00
Surcharge 1%			€1,041.80
Total			€105,221.80

2.

SANIPharma GmbH has claimed input tax deduction for the costs of purchasing and equipping the leased object. For this reason, the subtenant may use the leased object only for realising income that will not exclude the deduction of input tax by SANIPharma GmbH and Unimedizin.

The subtenant is aware that only income liable to VAT allows this VAT option in principle and that the financial authorities and courts will accept other income that rules out an input tax deduction only within very strict and low limits. The subtenant must provide Unimedizin with all information required by Unimedizin for enforcing and maintaining the VAT option. It undertakes upon request by Unimedizin to provide Unimedizin and SANIPharma GmbH or the responsible tax office with corresponding documents. This regulation also applies for the case of a possible subletting where this is permitted in this agreement. The subtenant will be required to reimburse any damage incurred or apparent in cases of violation.

3.

The rent according to point 1 is set on the basis of the consumer price index for the cost of living of all private households in Germany (published by the Federal Office for Statistics in Wiesbaden) at the time of signing the agreement (base year 2005 = 100). If the status of this index changes by more than 7.5 points either up or down 12 months after the start of the contract or at the time of the last rent adjustment, the rent (excluding auxiliary costs and VAT) will change at a corresponding ratio with effect from the month following the change without requiring a special declaration of either of the contractual parties or another contractual amendment. The percentage of the rent adjustment will be converted by means of the formula ([index status new x 100]: index status old) - 100 = rent adjustment in percent. If the index should not be continued in its present form it will be replaced with the statistics recorded by the Federal Office for Statistics that come as close as possible to the same with a new base year.

4.

The subtenant undertakes to complete a property management contract with SANIPharma GmbH, the owner of the plot, for the entire term of the sublease agreement, unless a third party replaces Ganymed as subtenant, in which measures and operating costs invoices according to Sections 7 and 10 are regulated where these are not provided by the subtenant itself at its own cost or paid directly to the service providers, or where these are not provided by the subtenant at its own cost or paid directly to the service providers.

The subtenant thus agrees to SANIPharma GmbH commissioning a third party for the fulfilment of the property management contract.

The subtenant agrees to a future property management by Unimedizin when the property management by SANIPharma GmbH ends. Property management includes all measures and operating cost statements according to Sections 7 and 10 unless this is not provided by the subtenant itself at its own cost or paid directly to the service providers, details of which with regard to the operating costs to be invoiced and the distribution principles to be applied are regulated in Section 7a.

The subtenant will not be able to enforce claims from the above property management by SANIPharma GmbH against Unimedizin.

Section 7

Operation and use of the leased object

1.	The subtenant shall implement all measures and bear all costs necessary for the use of the leased object. These include in particular, but not exclusively:

•	all public safety obligations with regard to the leased object;

•	cleaning responsibilities for paths bordering the leased object where this exists on the basis of corresponding local statutes;

•	completion of supply contracts with the respective suppliers (electricity, gas, water, drainage, heating, chimney sweeping, road cleaning and waste disposal) and corresponding statements;

•

operation, monitoring and maintenance of the heating system including exhaust gas system and the regular inspection of operational readiness and safety, including adjustments to be carried out by a professional, cleaning of the system and the equipment room, implementation of necessary measures in line with the Federal Emission Protection Act, implementation of calibrations;

•

operation of a passenger or freight lift including supervision, operation, monitoring and maintenance of the system, regular inspection of operational readiness and safety including adjustments to be carried out by a professional and cleaning of the system;

•	cleaning of the building and pest control, including the external cleaning of windows;

•	operation, maintenance and upkeep of all technical and mechanical building components;

•	maintenance of fire extinguishers as well as obtaining official test certificates;

•

testing, maintenance and upkeep of fire and safety-technical equipment. This for example includes fault and fire alarm systems with auxiliary equipment, sprinkler systems, smoke and heat extraction systems, hydrants;

•	maintenance, upkeep and regular inspection of lighting protection system as well as roof vegetation and roof drainage;

•	garden maintenance including the replacement of plants and bushes as well as the upkeep of open spaces, access paths and access roads that do not serve the general public;

•	supply of traffic areas, equipment spaces and facilities with water, electricity, heat etc., including the acquisition of lighting equipment;

•	operation of an antenna system or a broadband cable network;

•	implementation of cosmetic repairs in public areas;

If the (prior) agreement of SANIPharma GmbH is required for implementing these measures such agreement must be obtained.

2.

Costs charged directly to SANIPharma GmbH or Unimedizin, such as for example ongoing public charges, namely property taxes or other costs, will be borne by the subtenant. These costs will be invoiced annually by the 31.08. at the latest. The same applies for the cost of insurances taken out by SANIPharma GmbH or Unimedizin according to Section 15. The subtenant must inform Unimedizin of any objections at least 6 weeks after receipt of the invoice. The subtenant will no longer be able to object to an invoice after this deadline has expired.

Section 7a

Property management by Unimedizin

For the case of a termination of property management activities by SANIPharma GmbH the parties will agree the following in a supplementary agreement to this sublease agreement:

1.

The subtenant will pay the operating costs resulting from Sections 7 and 10 of the sublease agreement, the respective valid operating cost regulations and from property management activities to Unimedizin where these are not provided by the subtenant himself at its own cost or paid for directly to the service providers.

A copy of the currently valid operating cost regulations is enclosed as Appendix 7 and form the object of this agreement.

Monthly advance payments will be paid for the aforementioned costs and auxiliary costs charged according to Section 7 no. 1 as follows:

a)	for heating and hot water supplies	€
b)	for all other operating costs	€
c)	for administration costs	€
	Total monthly ancillary cost advance payment	€

2.	Distribution ratios:

a)	Heating and hot water supply costs will be distributed in line with the allocation principle specified under no. 5.

b)

Costs for hot water supplies will be invoiced depending on the consumption for the whole building/ the economic unit where corresponding measuring equipment is available. Failing this they will be distributed in line with the following allocation principle:

c)	Drainage costs will be distributed proportionate to the water supply.

d)	Lift costs will be charged in line with the conversion code specified under no. 6.

e)

All other operating costs and administration costs will be distributed in line with the ratio of usage area to total area of the building / the economic unit unless the following conversion ratio is agreed:

f)

If Unimedizin incurs specific costs as a consequence of the usage type of the object (for example surcharge for fire insurance, additional waste containers), these amounts will be passed on to the subtenant in full.

g)	Unimedizin may change the conversion ratios at its discretion if reasons for a correct upkeep of the building / the economic unit demand this.

3.

An invoice for the prepayments shall be issued annually by 31 August at the latest. Unimedizin may change the invoice period for reasons of expedience. The subtenant must inform Unimedizin of any objections at least 6 weeks from receipt of the invoice. The subtenant may no longer submit objections against the invoice following expiry of this deadline. In the case of an increase or reduction in ancillary costs Unimedizin will have the right to review advance payments with effect from the month following the annual statement. Unimedizin may demand appropriate advance payments from the date of notification of newly incurred ancillary costs, in particular operating costs.

4.

If increases in operating costs occur, Unimedizin will have the right to distribute such increases proportionally to the subtenant by means of a written declaration; the reason for the conversion must be stated and explained in the declaration. In a case of retrospective increases in operating costs the declaration of Unimedizin will apply from the date of the increase. This also applies if new operating costs as defined in the operating costs regulations are incurred or arise following completion of the sublease agreement.

If operating costs fall, they will be reduced accordingly from the date of the fall.

5.	Heating and hot water supply

a)	Unimedizin will maintain the shared hot water system for respective use throughout the year to the usual extent. The hot water supply system will be operational at all times.

b)	Heating costs to be paid by means of allocation include:

the cost of fuels used and their delivery, the cost of operating currents, the cost of operating, monitoring and maintaining the heating system including the exhaust gas system, the regular inspection of its operational readiness and operational safety including adjustments to be carried out by a professional, the cleaning of the system including the tank and equipment room, the cost of measurements in line with the Federal Emissions Protection Act, the cost of leasing or other types of transfer of use of equipment for consumption recording as well as the cost of using equipment for consumption recording including calculation and distribution costs.

The above regulations apply correspondingly for the costs of hot water supply systems of the building / the economic unit.

c)	Heating and hot water costs will be allocated as follows:

Hot water consumption will be recorded with a heat meter and invoiced in line with actual consumption. Heating costs will be distributed at the ratio of usage area to total area of the building or the economic unit.

Unimedizin will be entitled to change invoicing ratios at its discretion within the legally admissible scope if justified interests necessitate this for a correct maintenance of the building / the economic unit.

It is clear from the technical calculations of Appendix 8 that an exception from the application of sections 3 to 7 Heating Costs Ordinance with regard to the supply of heat and hot water according to section 11 para. 1 no. 1 lit. b and para. 2 Heating Costs Ordinance exists, so that the aforementioned stipulations of the Heating Costs Ordinance do not apply.

6.	Lift

a)	The lift costs to be allocated for the operation of a passenger and/or freight lift include:

the costs for operating electricity, supervision costs, the cost of operating, monitoring and upkeep of the system, the regular inspection of its operational readiness and operational safety including adjustments to be carried out by a professional as well as the costs of cleaning the system.

b)	Lift costs will be allocated according to the ratio of usage area to total area of the building or the economic unit or according to the following allocation principle:

c)	Unimedizin reserves the right to change the allocation principle at its discretion if reasons for the correct maintenance of the building / the economic unit necessitate this.

Section 8

Payment of rent

1.	Rent plus VAT must be paid to Unimedizin monthly in advance, by the fourth of every month at the latest, free of charge, with a releasing effect only to the following account:

Account holder:    [***]                     Sort code: [***]

Account number:  [***]                     Bank: [***]

Unimedizin will provide the debtor number as a payment reference.

2.	The timeliness of the payment will depend not on the transfer, but on the receipt of the money.

3.

Late payment of rent will entitle Unimedizin to charge interest on appears from their due date until the date when payment is received according to section 288 BGB. The claiming of higher interest charges is not ruled out by this. Irrespective of this further compensation claims and the statutory or contractually agreed termination rights of Unimedizin remain unaffected.

Section 9

Reduction, set-off, right of retention, compensation claims

1.

A reduction or retention of rent and set-off against claims of Unimedizin are excluded if circumstances outside of Unimedizin’s control (for example road closures, construction work on neighbouring buildings, changes to or cessation of the delivery of supply media which Unimedizin is unable to influence etc.) affect the use of the facilities. Unimedizin will assign corresponding claims against third parties to the subtenant in this regard.

2.	Apart from this the subtenant may set off counterclaims against rent demand claims or exercise a right of reduction or retention only if the counterclaim is undisputed or has been legally confirmed.

Section 10

Maintenance and use of the leased object

1.

The subtenant undertakes to maintain and repair the leased object including other facilities and equipment also let at its own cost. Not included in the maintenance obligation of the subtenant are the underlying construction components (work on roof and the building shell), although the moveable parts of doors and windows are. The same applies if a case of force majeure exists or if maintenance or repair become necessary due to a construction defect. Costs may not exceed a total charge of 10% of the annual rent per year. Any costs exceeding this will be borne by SANIPharma GmbH. VAT will not be included, i.e. only net amounts will be included in the calculation of limit values where the parties to the lease agreement are entitled to withhold input tax. Work on installations and objects, in particular on technical systems that affect the entire building (air-conditioning shafts, water and heating pipes) must be agreed with SANIPharma GmbH in advance.

2.

The subtenant undertakes to carry out ongoing cosmetic repairs at its own cost as appropriate as soon as the degree of wear requires this for the type of commercial operation or the contractual use. Cosmetic repairs include all internal painting, wallpapering, whitewashing and the painting of walls and ceilings, the painting or gloss painting of radiators, heating pipes, internal doors, windows and the insides of external doors. The subtenant undertakes to have existing floor coverings including skirting boards treated by a qualified tradesperson if necessary.

3.	The subtenant undertakes to treat the leased object including all components as well as the common facilities (yard areas, vestibules, stairwells, lifts etc.) with care and consideration.

4.

The subtenant must request information about admissible load limits of respective story ceilings from SANIPharma GmbH prior to erecting machines, heavy apparatus and safes in the lease facility and must obtain the latter’s written approval. The subtenant is liable for damage caused through disregarding this provision. If machines have a negative effect on the building, for example due to vibration, cracks etc., SANIPharma GmbH may revoke any approvals granted.

5.

Damage caused to and inside the lease as well as to the rental premises must be notified to Unimedizin or SANIPharma GmbH as soon as the subtenant becomes aware of it and must be rectified by the subtenant in line with the above obligations as well as according to the obligations of Section 7. Should the subtenant not comply with this obligation within an appropriate period of time even following a written reminder, Unimedizin or SANIPharma GmbH may have necessary work carried out at the cost of the subtenant. If a risk of further damage exists the written reminder and the setting of a deadline are not required.

6.

If the subtenant is not subject to a rectification obligation it will nevertheless be liable towards Unimedizin for damage culpably caused by itself through violation of its obligatory duty of care. The same applies if corresponding damage is culpably caused by employees, family members, vicarious agents, lodgers, visitors, suppliers, customers and tradesmen etc. of the subtenant who do not have a rectification obligation.

Section 11

Repairs and construction changes

1.

Unimedizin or SANIPharma GmbH may carry out repairs, improvements, modernisations or other construction changes necessary or expedient for the upkeep, operation or for the development of the building or the rental premises or for preventing anticipated danger or rectifying damage without agreement of the subtenant. Unimedizin undertakes to inform the subtenant of the measures in good time prior to the start of the same without having to comply to the form, scope and deadline requirements of section 554 para. 3 BGB. If rental premises are affected, access to the same for the subtenant must be retained wherever possible. The subtenant must not obstruct or delay such work. A right of the subtenant to terminate for a special reason due to work that has to be tolerated is excluded. The possible construction of a further building wing will be tolerated by the subtenant without compensation.

2.

Unimedizin or SANIPharma GmbH may not compromise the operational processes of the subtenant unduly. The subtenant will have rent reduction claims because of such measures only if the measure lasts longer than two weeks and the subtenant is severely affected. Claims under tort remain unaffected by this.

3.

If such measures result in the improved value of the rental premises, Unimedizin will have the right to increase the rent by an appropriate value improvement surcharge, which will come into effect on the first of the month following the corresponding written declaration by Unimedizin. If the subtenant objects to the increase within a period of one month from receipt of the increase request, an expert appointed by the responsible Chamber of Commerce will decide as an arbitrator. The costs of the arbitrator will be borne by the unsuccessful contract party.

Section 12

Installations and conversions by the subtenant as well as advertising and special operating equipment

1.

The subtenant requires the written approval of Unimedizin for installations and conversions in the rental premises including any changes to technical equipment, for which suitable plans must be submitted upon request. The same applies for the fitting of other special operating equipment (for example automats, awnings, antennae) outside of the rental premises, Unimedizin may make any approval dependent on proof of safety measures against risks posed by such equipment and demand the removal of such equipment if an important reasons exists for the same (retrospectively ascertained harmful effects on the building, building components or other object users). A right to the granting of approval does not exist.

2.

The obtaining of official approvals that may be required as well as the costs connected with this (also for the compliance with stipulations) are the responsibility of the subtenant, who must also regularly check the safety of installations. The subtenant is liable for compliance with inspectorate stipulations and all damage caused during installation or conversion work, irrespective of the type. Costs for the fitting, the operation and the upkeep of the equipment will also be borne by the subtenant.

3.

The subtenant is liable for all damage caused in connection with installing and/or operating the equipment provided by itself or at its request by a third party or by Unimedizin. It will release Unimedizin from third party claims. The subtenant will further notify all intended changes in or to the leased object, and in particular all changes to the risk assessment in the sense of the fire prevention regulations of Unimedizin. If surcharges are applied to insurance premiums on the basis of such changes the subtenant will reimburse Unimedizin for the corresponding amount upon request.

Section 13

Subletting

The subtenant is not permitted to sublet the facilities without the prior written approval of Unimedizin.

Section 14

Destruction of the leased object

In a case of a complete destruction or the destruction of most of the leased object due to an event that is outside of the control of Unimedizin (for example fire etc.), Unimedizin is not liable to reinstate the leased object. It may declare the end of the lease relationship with effect from the date of the destruction of the leased object irrespective of whether the rental premises are to be reinstated at a later date or not. Upon reinstatement of the rental premises the subtenant will have priority rights regarding the completion of a new lease agreement over other applicants.

Section 15

Insurance policies

1.	SANIPharma GmbH will take out the following insurance policies:

•	fire insurance for the building,

•	insurance against storm and damage to water supply,

•	occupiers and building liability insurance.

and will invoice the subtenant directly as part of the property management contract, failing which Unimedizin will forward the invoice to the subtenant, who is then liable for a proportional payment to Unimedizin according to Section 7 no. 2 to the account listed in Section 8 no. 1.

2.

The subtenant will take out operational liability insurance to the normal extent of the industry section at its own cost as well as all normal insurances for its operation including fire, furniture, glass breakage and business disruption insurance with adequate sums insured, maintain the same and pay premiums on time. Claims against Unimedizin are excluded where the subtenant receives payments from the aforementioned insurances or is no insurance cover exists in a case where he has failed to adequately insure such risks or has not paid insurance premiums or has notified any damage too late. The liability of Unimedizin for intent and gross negligence or for injuries to life, body and health remain unaffected.

Section 16

End of the lease relationship

1.

The subtenant will return the leased object completely empty and in a clean condition with all keys - also those obtained by the subtenant - to Unimedizin when the lease relationship ends. The return must be notified with an appropriate notice period and must take place on the last working day prior to the end of the lease period at the latest. Upon return the subtenant will also return all accessories and equipment components provided by Unimedizin in a clean condition ready for use. The subtenant undertakes to rectify all damage to the leased object caused through use that exceeds the consequences of normal wear during the lease period prior to its return.

2.

Unless specifically agreed otherwise as part of the landlord’s approval (Section 12) the subtenant undertakes to remove installations, removals and conversions as well as installations it has carried out in or on the leased object, and to return the condition in which the leased object was upon handover to itself where reinstatement liability exists and no takeover by Unimedizin will take place.

Section 17

Plurality of persons

If several persons act as a contract partner, they will be liable as joint debtors for all liabilities arising from this agreement.

Section 18

Access to the leased object

The subtenant must guarantee that Unimedizin, an authorised expert or interested parties are able to inspect the leased object during normal business hours for the purpose of ascertaining its state of repair. In cases of risk access must be permitted at any time of the day or night.

Section 19

House rules

Possible house rules yet to be compiled will become part of this agreement. They will apply in their respective valid version. SANIPharma GmbH will expect all subtenants to comply with the house rules as part of the property management contract and will provide them with a current copy, Appendix 9.

Section 20

Miscellaneous agreements

1.	Unimedizin has the right to transfer the lease agreement with all rights and duties to a group company. The subtenant agrees to such a transfer.

2.

The subtenant undertakes to provide a rent security deposit for three months, namely a total of € [***] (in words: [***]. This amount must be transferred to the account listed in Section 8 para. 1 within 14 days from the start of the sublease agreement at the latest.

The rent deposit will be held in a savings account for the period of the sublease agreement by Unimedizin. Interest will be paid into this account.

The subtenant may optionally provide an absolute, irrevocable and unconditional bank guarantee for € [***] from a major bank or public saving bank based on the above period according to Appendix 10.

If the subtenant does not comply with its lease contract obligations during the sublease period Unimedizin will have the right but is not obliged to satisfy these claims from the bank guarantee. If Unimedizin makes use of the bank guarantee to fulfil lease contractual obligations of the subtenant during the term of the sublease agreement the subtenant undertakes upon request by Unimedizin to provide the same with further securities up to a height of the security deposit due to a subsequently reduced available security deposit. The same applies for the rent deposit.

In a case of a valid exercising of an extension option for the sublease agreement the preferential lease right according to Section 4 no. 3 the parties undertake to adjust the size of the security deposit acc. to Section 20 para. 2 to the current sum of three months’ rent.

Section 21

Closing provisions

1.	Other agreements, in particular additional verbal agreements, do not exist. All contract amendments and additions require the written form.

2.	All appendices listed in this agreement become a major part of this agreement upon inclusion or approval of the same.

3.	Declarations of intent to be issued to the other contract partner require the written form to become effective.

4.

Should a provision of this agreement be or become invalid or unenforceable this will not affect the validity of the remaining provisions. The invalid provision will be replaced one that comes closest to the intention of the invalid provision in a legally admissible way. The contractual parties undertake to amend the agreement according to sections 242, 313 BGB in exceptional circumstances, such as for example a currency change or inflation that will endanger the existence of the contract.

5.	This agreement consists of 23 pages and the appendices.

6.	Each party will receive one copy of this agreement including the appendices.

7.	The place of jurisdiction is Mainz.

8.	The law of the Federal Republic of Germany applies.

Appendices

•	Appendix 1 - Summary of lease areas according to MF-G

•	Appendix 2 - Lease area calculation and guideline (MF-G)

•	Appendix 3 - Installation status plans

•	Appendix 4 - Building specification

•	Appendix 5 - Open space layout

•	Appendix 6 - Section drawing

•	Appendix 7 - Operating cost regulations

•	Appendix 8 - Expert report regarding exceptions from the Heating Costs Ordinance (to be submitted by SANIPharma GmbH upon handover of the leased object in the autumn of 2013 latest)

•	Appendix 9 - House rules

(to be submitted by SANIPharma GmbH upon handover of the leased object in the autumn of 2013 latest)

•	Appendix 10 - Bank guarantee form

Mainz, on 12.12.12	Mains, on 14.01.2013

[stamp - illegible]

Subtenant	University Medical Centre of the
Johannes Gutenberg University of Mainz

[signature]	[signature]
[***]	[***]
Chairman	Chairman of the executive board

[signature]
[***]
Scientific Director

[signature]
[***]
Commercial Director

Approved by the owner of the plot and building, SANIPharma GmbH, Haidgraben 5, 85521 Ottobrun:

[signature]	[stamp - Sanipharma GmbH
[***]	Haidgraben 5
Managing Director	85521 Ottobrun]

App. 1
Calculation of lease areas according to GIF (status 11/2004)				Ries + Ries
Architectural
Project:	New construction of administration and laboratory building in Mainz			Engineers
	Project no. 606 2	Key
		Bfl.Gany		Ganymed office area
		Bfl.BioN		BioNTech office area
Client:	SANIPharma GmbH	Lfl.Gany		Ganymed laboratory area
	Haidgraben 5	Lfl.BioN		BioNTech laboratory area
	85521 Ottobrun	Fl.TL		Animal laboratory area
		Fl.Konf.		Conference rooms
User:	Ganymed Pharmaceuticals AG	AfluLfl.G		Ganymed archive & storage area
	Freiligrathstraße 12, 55131 Mainz	AfluLfl.B		BioNTech archive & storage area
		gg Mfl.		Common use lease area
	BioNTech AG	gg Mfl.L		Common use laboratory lease area
	Hölderlinstraße 8, 55131 Mainz	gg Mfl.AL	Common use archive & storage
lease area
Areas are CAD calculated
			MF - G1	Ganymed lease area
			MF - G2	BioNTech lease area
			MF - G	General lease area
			MF - 0	No lease area

Cellar

Area type	Division	Room number	Room description	NF (m2)	VF (m2)	TF (m2)
MF-G	ggMfl	-1-010	Stairwell 1		5.01
MF-0		-1-004	Lift 1		3.33
MF-G	Fl.TL	-1-003	Corridor		27.65
MF-G	Fl.TL		Autoclave	8.67
MF-G	Fl.TL		MAT H202	4.51
MF-G	Fl.TL	-1-114	Material entry access	13.47
MF-G	Fl.TL	-1-102	Personal entry access “unclean”	5.95
MF-G	Fl.TL	-1-103	Shower	3.64
MF-G	Fl.TL	-1-104	Personal entry access “clean”	5.70
MF-G	Fl.TL	-1-101	Corridor “clean”		56.97
MF-G	Fl.TL	-1-113	Corridor “unclean”		49.89
MF-G	Fl.TL	-1-112	Laboratory 1	10.60
MF-G	Fl.TL	-1-111	Laboratory 2	10.70
MF-G	Fl.TL	-1-110	Laboratory 3	10.63
MF-G	Fl.TL	-1-105	Experiment 1	21.62
MF-G	Fl.TL	-1-106	Experiment 2	21.78
MF-G	Fl.TL	-1-107	Experiment 3	21.72
MF-G	Fl.TL	-1-108	Breeding	32.52
MF-G	Fl.TL	-1-109	Ventilation centre animal laboratory			100.14
MF-G	Fl.TL	-1-001	Corridor		30.55
MF-G	Fl.TL	-1-011	Animal keeper changing room, female	8.69
MF-G	Fl.TL	-1-007	Animal keeper changing room, male	8.67
MF-G	Fl.TL	-1-012	Toilet, female	3.57
MF-G	Fl.TL	-1-008	Toilet, male	3.57
MF-G	Fl.TL	-1-009	Shower	2.08
MF-G	Fl.TL	-1-014	Animal keepers store	88.06
MF-G	Fl.TL	-1-006	Transition point IT/animal keeping			15.11
MF-G	Fl.TL	-1-017	Kitchen	61.57
MF-G	Fl.TL	-1-015	Animal laboratory storage room, litter waste disposal	26.11
MF-G	Fl. TL	-1-016	Carcass room	7.13
MF-G	ggMfl	-1-003	Corridor 1		33.81
MF-G1	AfluLfl.G	-1-018	Goods storage	40.75
MF-G	ggMfl.L	-1-020	Lock	5.37
MF-G	ggMfl.L	-1-021	Isotope laboratory	27.19
MF-G1	Lfl.Gany	-1-022	Server room 1	26.83
MF-0		-1-019	SiBe			8.79
MF-G	ggMfl.AL	-1-024	Nitrogen store. -80C (celcius) refrigerators	73.24
MF-G	ggMfl	-1-038	Corridor 2		65.87
MF-G	ggMfl	-1-040	Stairwell 2		4.83
MF-0		-1-039	Shaft 2			8.28

MF-0		-1-043	Shaft 3			8.70
MF-0		-1-046	Shaft 4			8.70
MF-0		-1-042	Shaft 5			8.28
MF-0		-1-044	List 2		6.98
MF-0		-1-041	BMA			8.97
MF-0		-1-051	NSHV			25.10
MF-G2	Lfl.BioN	-1-053	Server room 2	27.71
MF-G2	AfluLfl.B	-1-055	Central goods store	66.29
MF-0		-1-058	Building technology 1			62.97
MF-0		-1-056	Building technology 2			51.38
MF-0		-1-057	Waste water neutralization			15.79
MF-0		-1-059	Building technology 3			146.97
MF-G	ggMfl	-1-052	Corridor 3		51.58
MF-G	ggMfl	-1-038	Stairwell 3		4.63
MF-G	ggMfl	-1-083	Corridor 4		19.77
MF-0		-1-040	Lift 3		3.33
MF-G	ggMfl.AL	-1-035	Disposal room	120.24
MF-G	ggMfl.AL	-1-036	Liquid waste store	9.18
MG-0		-1-034	Lift 4		5.53
MF-G	ggMfl	-1-204	Corridor 5		52.52
MF-0		-1-202	Building technology 4			77.80
MF-G2	AfluLfl.B	-1-203	Archive QA	37.27
MF-G2	AfluLfl.B	-1-204	Archive IP	39.16
MF-G1	AfluLfl.G	-1-205	Archive 1	39.16
MF-G1	AfluLfl.G	-1-207	Archive 2	39.44
MF-G	ggMfl.AL	-1-208	Archive 3	39.14
MF-G2	AfluLfl.B	-1-206	Archive General	38.87
MF-G1/2 Subtotal Cellar				1010.80	403.08	115.25	1529.13
MF-0 Subtotal Cellar				0.00	19.17	431.73	450.90

Ground floor

Area type	Division	Room number	Room description	NF (m2)	VF (m2)	TF (m2)
MF-G	ggMfl	0-119	Porch		13.40
MF-G	ggMfl	0-118	Foyer/reception		42.51
MF-G1	Bfl.Gany	0-101	Corridor 1		62.96
MF-G1	Bfl.Gany	0-102	Combination zone	27.33
MF-G1	Bfl.Gany	0-103	Office 01	29.62
MF-G1	Bfl.Gany	0-104	Office 02	11.53
MF-G1	Bfl.Gany	0-105	Office 03	17.31
MF-G1	Bfl.Gany	0-106	Office 04	17.29
MF-G1	Bfl.Gany	0-107	Office 05	24.91
MF-G1	Bfl.Gany	0-108	Office 06	15.12
MF-G1	Bfl.Gany	0-109	Office 07	29.20
MF-G1	Bfl.Gany	0-110	Office 08	17.29
MF-G1	Bfl.Gany	0-111	Office 09	17.31
MF-G1	Bfl.Gany	0-112	Office 10	11.53
MF-G1	Bfl.Gany	0-113	Office 11	29.62
MF-0			E-UV			0.56
MF-G	ggMfl	0-001	Corridor 2		17.77
MF-G	ggMfl	0-010	Stairwell 1		18.39
MF-0		0-004	Lift 1		3.33
MF-0		0-006	E-/EDV-UV 1			7.24
MF-0		0-005	Shaft 1			5.83
MF-G1	Bfl.Gany	0-007	Vestibule toilet, male	3.90
MF-G1	Bfl.Gany	0-008	Toilet, male	5.06
MF-G1	Bfl.Gany	0-011	Vestibule toilet, female	3.90
MF-G1	Bfl.Gany	0-012	Toilet, female	5.06
MF-G1	Bfl.Gany	0-003	Disabled toilet	5.81
MF-G	Fl.Konf	0-013	Meeting room 1	80.61
MF-G	Fl.Konf	0-014	Meeting room 2	40.50
MF-G	Fl.Konf	0-009	Chair storage	14.30
MF-G	ggMfl		Communication zone		43.58

MF-G1	Bfl.Gany	0-002	Corridor 3		33.79
MF-G2	Bfl.BioN	0-015	Office, animal cages 1 (BioNTech)	21.87
MF-G1	Bfl.Gany	0-016	Office, animal cages 2 (Ganymed)	21.85
MF-G1	Bfl.Gany	0-018	Meetings (Ganymed)	29.13
MF-G1	Bfl.Gany	0-021	Typing pool 1	21.85
MF-G1	Bfl.Gany	0-022	Typing pool 2	21.07
MF-G1	Bfl.Gany	0-017	Social area	43.20
MF-G1	Bfl.Gany	0-019	Copy room	6.26
MF-G	ggMfl.AL	0-020	Purchasing office	31.87
MF-G	ggMfl.AL	0-023	Temporary goods storage	33.72
MF-G	ggMfl	0-038	Corridor 4		62.08
MF-G	ggMfl	0-040	Stairwell 2		18.01
MF-0		0-044	Lift 2		6.98
MF-0		0-039	Shaft 2			8.28
MF-0		0-043	Shaft 3			8.70
MF-0		0-046	Shaft 4			8.70
MF-0		0-042	Shaft 5			8.28
MF-G	ggMfl	0-035	Corridor 5		26.59
MF-G	ggMfl.AL	0-033	Goods-in (liquid nitrogen tank)			43.33
MF-G	ggMfl.AL	0-036	Gas bottle store			15.22
MF-0		0-034	Lift 4		5.53
MF-0			Air supply opening, waste disposal room			1.13
MF-G1	Lfl.Gany	0-051	Lock		5.42
MF-G1	Lfl.Gany	0-047	Changing room, female	15.70
MF-G1	Lfl.Gany	0-048	Washroom, female	5.70
MF-G1	Lfl.Gany	0-049	Changing room, male	11.98
MF-G1	Lfl.Gany	0-050	Washroom, male	5.56
MF-G1	Lfl.Gany	0-058	Corridor 6		57.89
MG-G1	Lfl.Gany	0-058	Electrophoresis	21.30
MF-G1	Lfl.Gany	0-056	Centrifuge	9.01
MF-G1	Lfl.Gany	0-053	Microscopy	9.23
MF-G1	Lfl.Gany	0-054	Copy room	6.16
MF-G1	Lfl.Gany	0-055	Storage	8.35
MF-G1	Lfl.Gany	0-061	Typing pool	17.57
MF-G1	Lfl.Gany	0-062	Typing pool	13.45
MF-G1	Lfl.Gany	0-060	RNA laboratory	15.49
MF-G1	Lfl.Gany	0-059	pre PCR	14.82
MF-G1	Lfl.Gany	0-063	post PCR	21.69
MF-G1	Lfl.Gany	0-064	Typing pool	8.94
MF-G1	Lfl.Gany	0-065	Plasma preparation	21.34
MF-G1	Lfl.Gany	0-066	Typing pool	14.35
MF-G1	Lfl.Gany	0-067	Kitchen	9.08
MF-G1	Bfl.Gany	0-081	Vestibule toilet, female	3.90
MF-G1	Bfl.Gany	0-082	Toilet, female	5.06
MF-G1	Bfl.Gany	0-087	Vestibule toilet, male	3.90
MF-G1	Bfl.Gany	0-088	Toilet, male	5.06
MF-G1	Lfl.Gany	0-079	Corridor 7		30.50
MF-G1	Lfl.Gany	0-068	Histology laboratory	44.40
MF-G1	Lfl.Gany	0-069	Histology equipment	17.28
MF-G1	Lfl.Gany	0-070	Typing pool histology	21.27
MF-G1	Lfl.Gany	0-071	Histology documents	12.69
MF-0		0-085	Shaft 6			5.83
MF-0		0-086	E-EDV-UV 2			7.24
MF-0		0-084	Lift 3		3.33
MF-G	ggMfl	0-080	Stairwell 3		18.39
MF-G1	Bfl.Gany	0-083	Corridor 8		18.23
MF-G1/2 Subtotal Ground Floor				981.30	469.51	58.55	1509.36
MF-0 Subtotal Ground Floor				0.00	19.17	61.79	80.96

1st Floor

Area type	Division	Room number	Room description	NF (m2)	VF (m2)	TF (m2)
MF-G1	Bfl.Gany	1-101	Corridor 1		59.48
MF-G1	Bfl.Gany	1-102	Combination zone	35.89
MF-G1	Bfl.Gany	1-103	Storage	7.93
MF-G1	Bfl.Gany	1-104	Office 01	23.02
MF-G1	Bfl.Gany	1-105	Office 02	17.29
MF-G1	Bfl.Gany	1-106	Office 03	17.32
MF-G1	Bfl.Gany	1-107	Office 04	17.29
MF-G1	Bfl.Gany	1-108	Office 05	24.00
MF-G1	Bfl.Gany	1-109	Office 06	14.54
MF-G1	Bfl.Gany	1-110	Office 07	24.91
MF-G1	Bfl.Gany	1-111	Office 08	11.52
MF-G1	Bfl.Gany	1-112	Office 09	11.55
MF-G1	Bfl.Gany	1-113	Office 10	11.53
MF-G1	Bfl.Gany	1-114	Office 11	11.53
MF-G1	Bfl.Gany	1-115	Office 12	23.02
MF-0			E-UV			0.56
MF-G1	Bfl.Gany	1-119	Meeting room	22.32
MF-G1	Bfl.Gany	1-120	Social area	22.37
MF-G1	Bfl.Gany	1-118	Corridor 2		15.98
MF-G1	Bfl.Gany	1-001	Corridor 3		18.26
MF-G	ggMfl	1-010	Stairwell 1		4.98
MF-0		1-004	Lift 1		3.33
MF-0		1-006	E-/EDV-UV 1			7.24
MF-0		1-005	Shaft 1			5.83
MF-G1	Lfl.Gany		Communication zone		9.49
MF-G1	Lfl.Gany	1-002	Corridor 4		53.84
MF-G1	Lfl.Gany		Communication zone		7.07
MF-G1	Lfl.Gany	1-003	Darkroom	13.35
MF-G1	Lfl.Gany	1-009	Lock	8.66
MF-G1	Lfl.Gany	1-013	Cell development	60.84
MF-G1	Bfl.Gany	1-014	Typing pool	8.17
MF-G1	Lfl.Gany	1-015	Typing pool	8.34
MF-G1	Lfl.Gany	1-016	Cell development process	59.76
MF-G1	Bfl.Gany	0-007	Vestibule toilet, male	3.90
MF-G1	Bfl.Gany	0-008	Toilet, male	5.06
MF-G1	Bfl.Gany	0-011	Vestibule toilet, female	3.90
MF-G1	Bfl.Gany	0-012	Toilet, female	5.06
MF-G1	Lfl.Gany	1-017	Cell culture 4	30.30
MF-G1	Lfl.Gany	1-019	Cell culture 3	30.39
MF-G1	Lfl.Gany	1-021	Cell culture 2	30.39
MF-G1	Lfl.Gany	1-024	Cell culture 1	59.85
MF-G1	Lfl.Gany	1-018	Typing pool	19.32
MF-G1	Lfl.Gany	1-020	Typing pool	17.57
MF-G1	Lfl.Gany	1-023	Typing pool	17.52
MF-G1	Lfl.Gany	1-022	Copy room	4.72
MF-G1	Lfl.Gany	1-025	Storage	8.81
MF-G1	Lfl.Gany	1-026	Refrigerator room	8.14
MF-G1	Lfl.Gany	1-038	Corridor 5		44.27
MF-0		1-036	Electro UV3			7.02
MF-G	ggMfl.	1-040	Stairwell 2		5.18
MF-G1	Lfl.Gany	1-037	Washroom	4.68
MF-G1	Lfl.Gany	1-041	PuMi	4.65
MF-G1	Lfl.Gany	1-045	Freezer room	15.32
MF-0		1-044	Lift 2		6.98
MF-0		1-039	Shaft 2			8.28
MF-0		1-043	Shaft 3			8.70
MF-0		1-046	Shaft 4			8.70
MF-0		1-042	Shaft 5			8.28
MF-G1	Lfl.Gany	1-052	Corridor 6		18.42
MF-G1	Lfl.Gany		Communication zone	6.10
MF-G1	Lfl.Gany	1-047	Changing room, female	15.70
MF-G1	Lfl.Gany	1-048	Washroom, female	5.70
MF-G1	Lfl.Gany	1-049	Changing room, male	11.98
MF-G1	Lfl.Gany	1-050	Washroom, male	5.56
MF-G1	Lfl.Gany	1-051	Copy room	6.16
MF-G1	Lfl.Gany	1-055	Typing pool	29.29

MF-G1	Lfl.Gany	1-058	Storage	10.13
MF-G1	Lfl.Gany	1-059	Freezer room	9.18
MF-G1	Lfl.Gany	1-060	Refrigerator room	8.91
MF-G1	Lfl.Gany	1-053	Chemical storage/scales	21.97
MF-G1	Lfl.Gany	1-054	Kitchen/autoclave	38.72
MF-G1	Lfl.Gany	1-056	Biochemical laboratory function room	44.25
MF-G1	Lfl.Gany	1-057	Typing pool	16.82
MF-G1	Lfl.Gany	1-064	Protein biochemical analysis	35.76
MF-G1	Lfl.Gany	1-065	Typing pool	13.78
MF-G1	Lfl.Gany	1-062	Protein biochemical cleaning	36.37
MF-G1	Lfl.Gany	1-063	Typing pool	14.04
MF-G1	Lfl.Gany	1-061	FACS	27.61
MF-G1	Bfl.Gany	1-081	Vestibule toilet, female	3.90
MF-G1	Bfl.Gany	1-082	Toilet, female	5.06
MF-G1	Bfl.Gany	1-087	Vestibule toilet, male	3.90
MF-G1	Bfl.Gany	1-088	Toilet, male	5.06
MF-0		1-085	Shaft 6			5.83
MF-0		1-086	E-EDV UV 2			7.24
MF-G1	Lfl.Gany	1-079	Corridor 7		56.24
MF-G1	Bfl.Gany	1-083	Corridor 8		18.26
MF-G	ggMfl	1-080	Stairwell 3		4.98
MF-0		1-084	Lift 3		3.33
MF-G1/2 Subtotal First Floor				1100.68	316.45	0.00	1417.13
MF-0 Subtotal First Floor				0.00	13.64	67.68	81.32

2nd Floor

Area type	Division	Room number	Room description	NF (m2)	VF (m2)	TF (m2)
MF-G2	Bfl.BioN	2-101	Corridor 1		59.28
MF-G2	Bfl.BioN	2-102	Combination zone	16.33
MF-G2	Bfl.BioN	2-103	Storage	7.72
MF-G2	Bfl.BioN	2-104	Copy room	6.99
MF-G2	Bfl.BioN	2-105	Office 01	29.62
MF-G2	Bfl.BioN	2-106	Office 02	11.53
MF-G2	Bfl.BioN	2-107	Office 03	11.53
MF-G2	Bfl.BioN	2-108	Office 04	11.55
MF-G2	Bfl.BioN	2-109	Office 05	11.51
MF-G2	Bfl.BioN	2-110	Office 06	24.91
MF-G2	Bfl.BioN	2-111	Archive	19.40
MF-G2	Bfl.BioN	2-112	Office 07	24.91
MF-G2	Bfl.BioN	2-113	Office 08	17.29
MF-G2	Bfl.BioN	2-114	Office 09	11.55
MF-G2	Bfl.BioN	2-115	Office 10	17.29
MF-G2	Bfl.BioN	2-116	Office 11	29.62
MF-0			E-UV			0.39
MF-G2	Bfl.BioN	2-119	Meeting room	22.32
MF-G2	Bfl.BioN	2-120	Social area	22.37
MF-G2	Bfl.BioN	2-118	Corridor 2		15.98
MF-G2	Bfl.BioN	2-001	Corridor 3		18.26
MF-G	ggMfl	2-010	Stairwell 1		4.98
MF-0		2-004	Lift 1		3.33
MF-0		2-006	E-/EDV-UV 1			7.24
MF-0		2-005	Shaft 1			5.83
MF-G2	Lfl.BioN	2-002	Corridor 4		60.97
MF-G2	Lfl.BioN	2-009	Communication zone	22.30
MF-G2	Lfl.BioN	2-016	Pre-clinical	32.82
MF-G2	Lfl.BioN	2-003	Typing pool	20.33
MF-G2	Lfl.BioN	2-014	Typing pool	14.56
MF-G2	Lfl.BioN	2-015	Typing pool	21.83
MF-G2	Lfl.BioN	2-017	Typing pool	21.30
MF-G2	Bfl.BioN	2-007	Vestibule toilet, male	3.90
MF-G2	Bfl.BioN	2-008	Toilet, male	5.06

MF-G2	Bfl.BioN	2-011	Vestibule toilet, female	3.90
MF-G2	Bfl.BioN	2-012	Toilet, female	5.06
MF-G2	Lfl.BioN	2-013	Corridor 5		28.32
MF-G2	Lfl.BioN	2-019	Tea kitchen	19.32
MF-G2	Lfl.BioN	2-021	Typing pool	17.57
MF-G2	Lfl.BioN	2-022	Typing pool	17.57
MF-G2	Lfl.BioN	2-024	Storage	17.85
MF-G2	Lfl.BioN	2-018	Analytics	40.50
MF-G2	Lfl.BioN	2-020	Laboratory DSP	50.62
MF-G2	Lfl.BioN	2-026	Microscopy room	10.84
MF-G2	Lfl.BioN	2-023	Laboratory USP	40.46
MF-G2	Lfl.BioN	2-025	Kitchen/autoclave	29.46
MF-G2	ggMfl	2-038	Corridor 6		44.27
MF-G2	ggMfl	2-040	Stairwell 2		5.18
MF-0		2-036	Electro UV3			7.02
MF-G2	Lfl.BioN	2-037	Washroom	4.68
MF-G2	Lfl.BioN	2-041	PuMi	4.65
MF-G	ggMfl.L	2-045	Pipette calibration	15.32
MF-0		2-044	Lift 2		6.98
MF-0		2-039	Shaft 2			8.28
MF-0		2-043	Shaft 3			8.70
MF-0		2-046	Shaft 4			8.70
MF-0		2-042	Shaft 5			8.28
MF-G2	Lfl.BioN	2-052	Corridor 7		18.42
MF-G2	Lfl.BioN	2-047	Changing room, female	15.70
MF-G2	Lfl.BioN	2-048	Washroom, female	5.70
MF-G	Lfl.BioN	2-049	Changing room, male	11.98
MF-G2	Lfl.BioN	2-050	Washroom, male	5.56
MF-G2	Lfl.BioN	2-051	Copy room	6.16
MF-G2	Lfl.BioN	2-054	Typing pool	17.59
MF-G2	Lfl.BioN	2-056	Typing pool	17.57
MF-G2	Lfl.BioN	2-058	Refrigerator room	13.45
MF-G2	Lfl.BioN	2-053	Testing laboratory	30.30
MF-G2	Lfl.BioN	2-055	Kitchen/autoclave	30.39
MF-G2	Lfl.BioN	2-057	Laboratory ELISA	30.39
MF-G2	Lfl.BioN	2-059	Laboratory Luminex	30.68
MF-G2	Lfl.BioN	2-060	Laboratory Pre-PCR	29.73
MF-G2	Lfl.BioN	2-061	Laboratory Post-PCR	20.14
MF-G2	Lfl.BioN	2-065	Typing pool	14.67
MF-G2	Lfl.BioN	2-064	Typing pool	14.04
MF-G2	Lfl.BioN	2-063	IHC	51.35
MF-G2	Lfl.BioN	2-062	Chemical storage	12.64
MF-G2	Lfl.BioN	2-079	Corridor 8		56.24
MF-G2	Bfl.BioN	2-081	Vestibule toilet, female	3.90
MF-G	Bfl.BioN	2-082	Toilet, female	5.06
MF-G2	Bfl.BioN	2-087	Vestibule toilet, male	3.90
MF-G	Bfl.BioN	2-088	Toilet, male	5.06
MF-0		2-085	Shaft 6			5.83
MF-0		2-086	E-EDV UV 2			7.24
MF-G2	Bfl.BioN	2-083	Corridor 9		18.26
MF-G	ggMfl	2-080	Stairwell 3		4.98
MF-0		2-084	Lift 3		3.33
MF-G1/2 Subtotal Second Floor				1092.30	335.14	0.00	1427.44
MF-0 Subtotal Second Floor				0.00	13.64	67.51	81.15

3rd Floor

Area type	Division	Room number	Room description	NF (m2)	VF (m2)	TF (m2)
MF-G2	Bfl.BioN	3-101	Corridor 1		59.488
MF-G2	Bfl.BioN	3-102	Combination zone	29.34
MF-G2	Bfl.BioN	3-103	Storage	7.22
MF-G2	Bfl.BioN	3-104	Copy room	6.99
MF-G2	Bfl.BioN	3-105	Office 01	17.24
MF-G2	Bfl.BioN	3-106	Office 02	17.31
MF-G2	Bfl.BioN	3-107	Office 03	11.53
MF-G2	Bfl.BioN	3-108	Office 04	11.55
MF-G2	Bfl.BioN	3-109	Office 05	11.52
MF-G2	Bfl.BioN	3-110	Office 06	24.91
MF-G2	Bfl.BioN	3-111	Office 07	9.72
MF-G2	Bfl.BioN	3-112	Office 08	9.68
MF-G2	Bfl.BioN	3-113	Office 09	24.91
MF-G2	Bfl.BioN	3-114	Office 10	17.29
MF-G2	Bfl.BioN	3-115	Office 11	17.31
MF-G2	Bfl.BioN	3-116	Office 12	17.31
MF-G2	Bfl.BioN	3-117	Office 13	17.24
MF-0			E-UV			0.39
MF-G2	Bfl.BioN	3-119	CliFo function room/meetings	22.32
MF-G2	Bfl.BioN	3-120	Social area	22.37
MF-G2	Bfl.BioN	3-118	Corridor 2		15.98
MF-G2	Bfl.BioN	3-001	Corridor 3		18.26
MF-G	ggMfl	3-010	Stairwell 1		4.98
MF-0		3-004	Lift 1		3.33
MF-0		3-006	E-/EDV-UV 1			7.24
MF-0		3-005	Shaft 1			5.83
MF-G2	Lfl.BioN	3-002	Corridor 4		51.22
MF-G2	Bfl.BioN	3-007	Vestibule toilet, male	3.90
MF-G2	Bfl.BioN	3-008	Toilet, male	5.06
MF-G2	Bfl.BioN	3-011	Vestibule toilet, female	3.90
MF-G2	Bfl.BioN	3-012	Toilet, female	5.06
MF-G2	Lfl.BioN	3-015	FACS	21.46
MF-G2	Lfl.BioN	3-009	FACS	22.15
MF-G2	Lfl.BioN	3-017	MolBio 2	20.93
MF-G2	Lfl.BioN	3-003	MolBio 1	27.61
MF-G2	Lfl.BioN	3-014	Functional laboratory 1	29.11
MF-G2	Lfl.BioN	3-016	Functional laboratory 2	21.30
MF-G2	Lfl.BioN	3-018	Lock	5.65
MF-G2	Lfl.BioN	3-019	Cell culture 1	35.18
MF-G2	Lfl.BioN	3-021	Cell culture 2	40.46
MF-G2	Lfl.BioN	3-024	Cell culture 3	29.10
MF-G2	Lfl.BioN	3-025	Typing pool	11.37
MF-G2	Lfl.BioN	3-028	Cell culture 4	39.62
MF-G2	Lfl.BioN	3-013	Corridor 5		28.32
MF-G2	Lfl.BioN	3-027	Kitchen/autoclave	22.82
MF-G2	Lfl.BioN	3-026	Cool room	11.72
MF-G2	Lfl.BioN	3-023	Storage	17.59
MF-G2	Lfl.BioN	3-022	Typing pool	17.57
MF-G2	Lfl.BioN	3-020	Typing pool	13.45
MF-G2	Lfl.BioN	3-038	Corridor 6		44.27
MF-G	ggMfl	3-040	Stairwell 2		5.18
MF-0		3-036	Electro UV 3			7.02
MF-G2	Lfl.BioN	3-037	Washroom	4.65
MF-G2	Lfl.BioN	3-041	PuMi	4.68
MF-G2	Lfl.BioN	3-045	Nitrogen store	15.32
MF-0		3-044	Lift 2		6.98
MF-0		3-039	Shaft 2			8.28
MF-0		3-043	Shaft 3			8.70
MF-0		3-046	Shaft 4			8.70
MF-0		3-042	Shaft 5			8.28
MF-G2	Lfl.BioN	3-052	Corridor 7		18.42
MF-G2	Lfl.BioN	3-047	Changing room female	15.70
MF-G2	Lfl.BioN	3-048	Washroom, female	5.70
MF-G2	Lfl.BioN	3-049	Changing room, male	11.98
MF-G2	Lfl.BioN	3-050	Washroom, male	5.56
MF-G2	Lfl.BioN	3-051	Copy room	6.16
MF-G2	Bfl.BioN	3-056	Secretarial	11.72
MF-G2	Bfl.BioN	3-053	Office managing director	36.88
MF-G	ggMfl	3-079	Corridor 8		56.24
MF-G2	Lfl.BioN	3-054	Staff stay	91.08
MF-G	ggMfl.L	3-057	Chemical laboratory	30.68

MF-G1	Lfl.Gany	3-059	Storage	12.61
MF-G1	Lfl.Gany	3-060	Storage GxP analytics	44.11
MF-G1	Lfl.Gany	3-061	Typing pool	21.30
MF-G1	Lfl.Gany	3-058	Standard laboratory	43.61
MF-G1	Lfl.Gany	3-062	Meeting room	20.93
MF-G2	Bfl.BioN	3-081	Vestibule toilet, female	3.90
MF-G2	Bfl.BioN	3-081	Toilet, female	5.06
MF-G2	Bfl.BioN	3-087	Vestibule toilet, male	3.90
MF-G2	Bfl.BioN	3-088	Toilet, male	5.06
MF-0		3-085	Shaft 6			5.83
MF-0		3-086	E-EDV UV 2			7.24
MF-G	ggMfl	3-083	Corridor 9		18.26
MF-G	ggMfl	3-080	Stairwell 3		4.98
MF-0		3-084	Lift 3		3.33
MF-G1/2 Subtotal Third Floor				1101.36	325.59	0.00	1426.95
MF-0 Subtotal Third Floor				0.00	13.64	67.51	81.15

Attic floor / penthouse

Area type	Division	Room number	Room description	NF (m2)	VF (m2)	TF (m2)
MF-G2	Bfl.BioN	4-001	Corridor 1		18.26
MF-G	ggMfl	4-010	Stairwell 1		4.65
MF-0		4-004	Lift 1		3.33
MF-0		4-006	E-/EDV-UV 1			7.24
MF-0		4-005	Shaft 1			5.83
MF-G2	Lfl.BioN	4-002	Corridor 2		65.38
MF-G2	Bfl.BioN	4-007	Vestibule toilet, male	3.90
MF-G2	Bfl.BioN	4-008	Toilet, male	5.06
MF-G2	Bfl.BioN	4-011	Vestibule toilet, female	3.90
MF-G2	Bfl.BioN	4-012	Toilet, female	5.06
MF-G2	Lfl.BioN	4-003	Storage	12.64
MF-G2	Lfl.BioN	4-014	Typing pool	15.24
MF-G2	Lfl.BioN	4-015	Typing pool	14.29
MF-G2	Lfl.BioN	4-016	Typing pool	12.38
MF-G2	Lfl.BioN	4-017	Typing pool	12.65
MF-G2	Lfl.BioN	4-018	Typing pool	12.69
MF-G2	Lfl.BioN	4-019	Typing pool	12.49
MF-G2	Lfl.BioN	4-009	Meeting room	20.96
MF-G2	Lfl.BioN	4-020	Quiet room	12.75
MF-G2	Lfl.BioN	4-013	Corridor 3		39.28
MF-G2	Lfl.BioN	4-021	Pre PCR	30.47
MF-G2	Lfl.BioN	4-023	Post PCR	30.39
MF-G2	Lfl.BioN	4-029	Molbio	43.03
MF-G2	Lfl.BioN	4-027	Cycler	8.89
MF-G2	Lfl.BioN	4-025	Chemical storage	8.90
MF-G2	Lfl.BioN	4-030	Plasmide	31.05
MF-G2	Lfl.BioN	4-022	Typing pool	13.45
MF-G2	Lfl.BioN	4-024	Typing pool	17.57
MF-G2	Lfl.BioN	4-026	Typing pool	17.59
MF-G2	Lfl.BioN	4-028	Typing pool	17.59
MF-G2	Lfl.BioN	4-031	Tea kitchen	16.95
MF-G2	Lfl.BioN	4-038	Corridor 4		44.27
MF-G	ggMfl	4-040	Stairwell 2		5.18
MF-G2	Lfl.BioN	4-037	Washroom	7.02
MF-G2		4-041	MSR-technical			9.33
MF-G2	Lfl.BioN	4-045	Nitrogen store	15.32
MF-0		4-044	Lift 2		6.98
MF-0		4-039	Shaft 2			8.28
MF-0		4-043	Shaft 3			8.70
MF-0		4-046	Shaft 4			8.70
MF-0		4-042	Shaft 5			8.28

MF-G2	Lfl.BioN	4-052	Corridor 5		18.42
MF-G2	Lfl.BioN	4-047	Changing room, female	15.70
MF-G2	Lfl.BioN	4-048	Washroom female	5.70
MF-G2	Lfl.BioN	4-049	Changing room, male	11.98
MF-G2	Lfl.BioN	4-050	Washroom male	5.56
MF-G2	Lfl.BioN	4-051	Copy room	6.16
MF-G2	Lfl.BioN	4-053	Kitchen/autoclave	30.30
MF-0	Lfl.BioN	4-055	HPLC laboratory	30.39
MF-G2	Lfl.BioN	4-079	Corridor 6		56.28
MF-G	Lfl.BioN	4-059	Spectroscopy	17.18
MF-0	Lfl.BioN	4-058	Laboratory formulation	43.89
MF-G2	Lfl.BioN	4-054	Storage	11.72
MF-G2	Lfl.BioN	4-056	Typing pool	23.44
MF-G2	Lfl.BioN	4-057	Refrigerators	13.45
MF-G2	Lfl.BioN	4-061	Laboratory RNA cleaning analysis	20.33
MF-G2	Lfl.BioN	4-062	Laboratory RNA cleaning analysis	21.83
MF-G2	Lfl.BioN	4-060	Laboratory RNA synthesis	43.91
MF-G2	Lfl.BioN	4-064	Typing pool	20.63
MF-G2	Lfl.BioN	4-063	Process development	35.89
MF-G2	Bfl.BioN	4-081	Vestibule toilet, female	3.90
MF-G2	Bfl.BioN	4-082	Toilet, female	5.06
MF-G2	Bfl.BioN	4-087	Vestibule toilet, male	3.90
MF-G2	Bfl.BioN	4-088	Toilet, male	5.06
MF-0		4-085	Shaft 6			5.83
MF-0		4-086	E-/EDV-UV 2			7.24
MF-G2	Bfl.BioN	4-083	Corridor 7		18.26
MF-G	ggMfl	4-080	Stairwell 3		4.66
MF-G		4-084	Lift 3		3.33
MF-G1/2 Subtotal Attic Floor				778.21	274.64	0.00	1052.85
MF-0 Subtotal Attic Floor				0.00	13.64	69.43	83.07

[Floor plans attached to original lease follow]

App. 2

GESELLSCHAFT FÜR

IMMOBILIEN-

WIRTSCHAFTLICHE

FORSCHUNG E.V.

Society of Property

Researchers, Germany

Wilhelmstraße 12

D-65185 Wiesbaden

Telephone (0611) 3 34 49 70

Fax (0611) 3 34 49 75

E-mail    info@gif-ev.de

Internet http://ww.gif-ev.de

Guideline

for the calculation

of

lease areas for commercial properties

(MF-G)

1 November 2004

© gif Gesellschaft für
Immobilienwirtschaftliche
Forschung e.V.
Working group
Area Definition

in agreement with

DIN
Construction Standards Committee
DIN 277

Supported by

RICS Germany, [illegible] Germany and GFFMA Germany

Guideline for the calculation of lease areas for commercial properties (MF-G) ©	gif

Members of the gif working group Area Definition, guideline MF-G

[***]

This guideline was generated by the gif working group Area Definition and approved by gif e.V. It represents an approach that is considered correct by the members of gif e.V. This guideline is a source of knowledge for the correct conduct under normal conditions. Individuals must decide at their own responsibility whether application of the guideline is correct in a specific case and whether it will lead to a correct result.

All rights reserved. Reprinting, also of excerpts, is permitted for internal purposes only whilst citing the source “Guideline for calculating lease areas for commercial property (MF-G)© gif Gesellschaft für Immobilienwirtschaftliche Forschung e.V., 1 November 2004”.

1 November 2004	Page 2 / 15

Guideline for the calculation of lease areas for commercial properties (MF-G) ©	gif

Table of contents

PREAMBLE		4

APPLICATION AND LIMITATIONS		5

1	GIF AREA TYPES	6
1.1	MF-O no lease area	7
1.1.1	Technical function areas (TF)	7
1.1.2	Public areas (VF)	7
1.1.3	Basic construction areas (KGF)	7
1.2	MF-G lease area according to gif	8
1.2.1	MF-G	8
1.2.2	MF-G and MF-G 2	8
2	LEASE AREA LAYOUT	9
3	RULES FOR CALCULATION AND ILLUSTRATION	10
3.1	Measuring points for area calculation	10
3.2	Allocation of jointly used lease area	10
3.2.1	Division into sections	10
3.2.2	Calculation within a section	10
3.3	Illustration and proof	11
3.3.1	Table	11
3.3.2	Layouts	11
4	OTHER LEASED OBJECTS	12
4.1	Vehicle parking areas	12
4.2	Display windows	12
4.3	Customer service zones	12
4.4	Ceiling apertures	12
4.5	Gastronomy zones	12
4.6	Event zones, market stalls	12
4.7	Stacked staircases	12
4.8	Covered building areas	12
5	GRAPHIC EXPLANATIONS	13
5.1	MF-G in context MF-0, MF-G 1 and MF-G 2	13
5.2	Lease area limits near fascias	14

5.3	Allocation of partition walls	15

1 November 2004	Page 3 / 15

Guideline for the calculation of lease areas for commercial properties (MF-G) ©	gif

PREAMBLE

When a lease relationship is created in connection with a property, the lease area plays a crucial role. This is the case in particular because a legally binding definition of the lease area does not currently exist for commercially used objects. It has therefore always been of particular interest to deal not only with the rent aspect, but also with the definition of what constitutes the lease area.

Depending on the market and interest position, the area set constituting the lease area was extended more or less on each occasion. This lease area did not reflect the actual serviceability of the area of the object in question very reliably.

The guideline for calculating the rental area of commercial facilities (MF-G) formulates a set of rules that sees the lease area as a single entity to be deduced directly from the object characteristics. It is therefore no longer subject to regional customs or to building typology. In the same way it no longer knows variation tolerances for one and the same object.

Gif is providing market participants with a set of rules designed to achieve the following aims as defined in the sense of its working hypothesis Definition and improvement of professional standards in the property industry with the Guideline MF-G:

•	Increased planning security during the development, realisation and utilisation phases

•	Increased significance and comparability of lease area information

•	Reduction of cases in which a re-calculation of the lease area becomes necessary

Guideline MF-G defines the lease area of commercially leased or used buildings. It complies with the terminology and features of DIN 277 Floor space and volume capacities of structural engineering buildings. The guideline is market-related but independent, and ensures that calculations can be completed consistently clearly and reproducibly.

This guideline serves for area calculations only and is not suitable for a monetary value assessment of areas.

1 November 2004	Page 4 / 15

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APPLICATION AND LIMITATIONS

Guideline MF-G is a summary, harmonisation and further development of the guidelines introduced sine 1996 (MF-B) and 1997 (MF-H) for lease area calculations for office and commercial properties. Upon publication of the guideline MF-G the same replaces its two predecessors. It means that this guideline applies to all leased or utilised buildings.

Guideline MF-G builds on the definition resources of DIN 277. For this reason, knowledge of DIN 277 is essential for the user of the guideline. DIN 277 is not a lease area definition. It deals with statements regarding the systemisation of floor space and volumes of building construction. Guideline MF-G exceeds this in that it determines which of these areas are part of the lease area and which are not. The proportional allocation of common use areas is also regulated. For this reason, we differentiate between exclusively and jointly used areas.

Guideline MF-G refers to DIN 277 in the version valid from 2005. The main usage area (HNF) and the additional usage area (NNF) are summarised into one usage area (NF) there. Functional areas (FF) are described as technical functional areas (TF). DIN 277, 1987, continues to apply for the transition period until DIN 277, 2005 is published.

According to guideline MF-G the lease area is normally smaller than the gross floor space (BGF) of DIN 277, as certain areas that form part of BGF are not part of the lease area.

In an individual case it may transpire that an area forms part of the lease area even though it makes sense not to include it from a monetary point of view.

Areas not delimited to the required extent in DIN 277 or not forming part of BGF, which can however be rented out as leased objects, are listed in chapter Other Leased objects. Such leased objects must be specifically listed and calculated separately from the MF-G.

Guideline MF-G specifies that a change in the sizing of lease units within a building has no effect on the total lease area of the object. Measure requiring planning approval will however mostly result in changes to the total lease area.

Part areas leading to the lease area should be systematically and clearly recorded in a lease area log, which must be detailed to such a degree that all major qualitative differentiation criteria are recognisable from the same. The lease area calculation should be part of the lease agreement or a supplementary agreement.

The guideline should only be used in its entirety. If use of the same deviates in individual points this must be stated in summary with direct reference to guideline MF-G. In all other cases a reference to guideline MF-G must be omitted.

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1	GIF AREA TYPES

The area types of this guideline are divided into NF-D (no lease area) and MF-G (lease area according to gif) based on the gross floor space according to the following structure model.

Brutto-Grundfläche (BGF)	= gross floor space (BGF)
MF-O (Keine Mietfläche)	= MF-D (no lease area)
MF-G (Mietfläche nach gif)	= MF-G (lease area according to gif)
Die MF-G ist ggf. zu unterscheiden nach:	= the MF-G may have to be differentiated according to:
MF-G 1 (Exklusive Nutzung)	= MF-G 1 (exclusive use)
MF-G 2 (Gemeinschaftliche Nutzung)	= MF-G 2 (common use)

The allocation of building floor space to MF-O and MF-G is obvious and simply object-dependent. It can normally change only following a measure requiring planning approval.

The factitive case of several tenants occupying the building is assumed for calculating MF-O for just one tenant or user.

Differentiation between the lease areas according to exclusive usage right (MF-G 1) and common usage right (MF-G 2) is realised according to an assumed lease situation during the planning and construction phase. The actual situation must be illustrated during the usage phase.

Classification as an area with exclusive usage right (MF-G 1) is typically characterised by:

•	the right to exclude other users

•	the right to occupy the area with personnel and/or objects

The ratio of MF-G 1 to MF-G 2 may change for a new lease situation within a building.

1 November 2004	Page 6 / 15

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1.1	MF-O, no lease area

Areas that are not lease areas are called MF-O.

None of the following floor space types of DIN 277 are lease areas:

1.1.1	Technical function areas (TF)

a	All technical function areas

1.1.2	Public areas (VF)

b	fixed and moveable staircases and ramps and their interim plinths (exception landing plinths), list shaft floor space per stopping point

c	vehicle traffic areas

d	paths, stairs and balconies, the main purpose of which serves for escape and rescue

e	in shopping centres: entry halls, shopping malls and atriums

1.1.3	Basic construction areas (KGF)

f	external walls

g	floor space of upright construction components such as walls and supports, necessary for the structural, i.e. supporting and/or reinforcing room construction of a building

h	floor space of enclosing walls, technical function and traffic areas forming part of MF-O

I	floor space of installation channels and shafts, chimneys as well as crawl spaces representing construction floor space according to DIN 277

All three of the floor space types listed here are lease areas if they are the consequence of an individual lease requirement. This will be the case where they are specifically agreed between landlord and tenant.

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1.2	MF-G lease area according to gif

1.2.1	MF-G

A floor space forming part of the gross floor space and not classified as MF-O is a lease area and is called MF-G.

The floor space of a lease area separation wall that is not classified as MF-O is allocated to neighbouring tenants at half each.

Vehicle parking areas are not classified as MF-G, but can be leased objects (see chapter 4).

All areas of MF-G with a clear room height of 1.50 m and less must be identified as such.

1.2.2	MF-G and MF-G 2

Depending on the lease situation the lease area MF-G can be divided into lease areas with an exclusive usage right and those with common usage rights:

MF-G 1	Lease area with exclusive usage right

MF-G areas found inside buildings are classified as exclusive lease areas when they can normally be allocated to one tenant.

They are called exclusive lease areas (MF-G 1).

MF-G 1	Lease area with common usage right

MF-G areas found inside buildings are classified as a common usage area when it is typically allocated to several or all tenants.

These should be allocated to all tenants proportionally (see chapter 3.2).

They are called common usage areas (MF-G 2).

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2	LEASE AREA LAYOUT

DIN 277	gif area types *
SGF	MF-O	MF-G
Vehicle parking areas (parking spaces)

Common rooms, rest rooms, social areas, waiting rooms, dining rooms, detention areas, office facilities, open-plan offices, meeting rooms, construction rooms, ticket offices,

operating rooms

monitoring rooms, office technology rooms

works halls, workshops, laboratories, rooms for

keeping animals and plant propagation

kitchens, special work rooms

storage rooms, archives, collection rooms, cool rooms

goods-in and goods despatch rooms

sales and exhibition rooms

differential steps (max. 3 steps)

teaching and training rooms, library rooms,

sports room, meeting rooms

stages, studio rooms, display rooms, religious rooms

rooms with medical equipment for

operations, diagnostics and therapy, bedrooms

sanitary rooms, wardrobes, storage closets

rooms for central supply technology

(for example power stations, radio centres)

protective spaces

loggias, balconies, covered building floor space

useable roof areas

TF

Wastewater treatment and disposal

water supply

heating and grey water heating

fuel storage

gases and fluids

electricity supply

telecommunications technology

ventilation technical systems

lift and transport system machine rooms

switching areas

house connection and installation, waste incineration

Technical systems with individual tenant requirement

VF

Paths, stairs and balconies serving mainly escape and rescue purposes

Areas without individual tenant requirement:

fixed and moveable stairs and ramps and their interim plinths lift shafts, disposal shafts (each per floor)

vehicle traffic areas

Corridors, entry halls, foyers (except in shopping centres)

Storey plinths of stairwells

areas with individual tenant requirement:

fixed and moveable stairs and ramps and their interim plinths lift shafts, disposal shafts (each per floor)

Loading ramps, platforms

KGF	External walls and supports internal walls and supports necessary for construction (supporting or reinforcing) purposes enclosure walls MF-Os surrounding TFs, VFs	Light separation walls or other moveable or changeable constructions lease area separation walls between MF-G areas KGFs necessary on the basis of tenant requirements

*	The examples show some typical usage scenarios without claim to completeness. The regulations of the guideline text precede this lease area plan in cases of doubt.

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3	RULES FOR CALCULATION AND ILLUSTRATION

3.1	Measuring points for area calculation

In principle floor space is recorded directly above the floor inside the completed surfaces. Skirting boards, guard rails and facing formwork that is not of ceiling height as well as installations will not be included.

In principle, measurements should extend right up to all room-delimiting components including formwork of ceiling height.

Curtain walls with floor-level horizontal support profiles should be measured up to the inside of any glazing. Vertical fascia profiles are disregarded in the floor plan.

3.2	Allocation of jointly used lease area

MF-G 2 should be allocated to participating parties. The type of allocation must be stated. The calculation must be comprehensible.

3.2.1	Division into sections

Depending on the lease situation of a property a sectional division must be defined. Sections can include entire properties, individual buildings, storeys, construction sections or components.

3.2.2	Calculation within a section

Commonly used areas within such sections are added up and allocated to the parties proportionally at the ratio of MF-G 1.

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3.3	Illustration and proof

The calculation of MF-G and the listing of other leased objects (chapter 4) will be according to plans, CAD data or to local measurements. The calculation basis must be stated.

The above areas will be confirmed by means of tables and plans.

3.3.1	Table

The lease area calculation must be compiled in table form. The following areas should be identified separately:

•	Division into sections according to chapter 3.2.1; by storey, construction section etc.

•	Lease areas;

•	gif area types (MF-O, MF-G and possibly MF-G 1, MF-G 2);

•	Area types according to DIN 277, part 1, point 3, separated into different usage and area types recorded as areas b or c in line with DIN 277, part 1, point 4;

•	Areas with a clear room height of 1.50m and less

3.3.2	Layouts

The various gif area types (MF-O, MF-G and possibly MF-G 1, MF-G 2) must be illustrated on lease area layouts to be graphically distinguishable.

Each continuous lease area must be equipped with a lease area stamp that will allow the same to be identified in the table.

The dimensional specifications of DIN 1356 apply; a minimum scale of 1:100 shall be used as a basis unless specified otherwise.

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4	OTHER LEASED OBJECTS

Areas which can be leased objects are listed below, whilst the underlying areas of the same cannot be classified as a MF-G lease area. These leased objects are subject to individual tenant requirements and must then be agreed separately.

4.1	Vehicle parking areas

Vehicle parking areas (parking spaces) within parking areas. They will be identified by numbers.

4.2	Display windows

The area difference between the inner edge of the fascia alignment and the MF-G area of the sales room at the width of the fascia opening, measured at floor height. The floor space of all display window components are included. Green areas near upright components of the fascia are not part of the leased object.

4.3	Customer service zones

Customer service zones up to a depth of 1.00 m and a width of the clear sales opening, where these are located outside of a MF-G area and on the land of the landlord.

4.4	Ceiling apertures

Large-format opening in storey ceilings are not floor space according to DIN 277 unless they lie inside an exclusive lease area.

4.5	Gastronomy zones

Gastronomy or bar areas (outside or inside of general areas) in their actual expansion, where they lie on the land of the landlord.

4.6	Event zones, market stalls

Zones in malls or shopping arcades of shopping centres for temporary campaigns, events or other use.

4.7	Stacked staircases

The additional floor space of staircases inside of exclusive lease areas in a case where these are larger than the simple projection onto the storey above.

4.8	Covered building areas

Covered building areas, where these are envisaged for the exclusive or common use by tenants (for example external sales areas of garden centres, shopping trolley parking areas etc.)

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5	GRAPHIC EXPLANATIONS

5.1	MF-G in context MF-0, MF-G 1 and MF-G 2

Floor plan A shows a storey with two lease areas, reached via a common stairwell and a common lift vestibule.

[***]

Mieter = tenant

The external wall is firstly designed as a punctuated fascias (top) and secondly as a strip-structured fascia (bottom). The strip-structured fascia consists of a glazed area arranged above a parapet. The lease area separation results from a fixed wall and a light separation wall, which is to simplify the variation of the lease area layout.

[***]

Mieter = tenant

MF-O: The lift shaft area, the stairs with interim plinth, the shafts required for operating the building reinforcing construction components and the wall that enclose the MF-O areas.

[***]

Mieter = tenant

MF-G 1: The exclusive lease areas of tenants 1 and 2

MF-G 2: The common lease area (lift vestibule/ storey plinth)

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5.2	Lease area limits near fascias

The drawings show sections of a punctuated (B) and a strip-structured fascia (C).

Floor plan B                                         Floor plan C

[***]

Section B                                                  Section C

[***]

The floor space is measured at the height of the completed floor up to the room delimiting component, i.e.

up to the inner edge of the external wall    up to the inner edge of the glazing

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5.3	Allocation of partition walls	15

The drawings show sanitary areas in which light separation walls are used as room dividers.

Floor plan D                                         Floor plan E

[***]

Section D                                               Section E

[***]

The area of the installation shaft and the floor space of the light separation walls surrounding the same are no lease areas.	The floor space of the light separation wall and the primary walling that is not of room height are lease areas.

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